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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We have issued our report dated August 18, 1999, accompanying the consolidated financial statements of ERDA, Inc. and Subsidiary for each of the two years in the period ended June 30, 1999 included in the DeCrane Aircraft Holdings, Inc. Current Report on Form 8-K/A (Amendment No. 1) dated June 30, 2000. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of DeCrane Aircraft Holdings, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP


Appleton, Wisconsin
August 18, 2000